UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 9, 2010
Date of Report (Date of earliest event reported)

CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-129847	20-2745790
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

140 NE 4th Avenue, Suite C, Delray Beach, FL	33483
(Zip Code)

(561) 276-2239
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 9, 2010, Celsius Holdings, Inc. executed an employment agreement with Geary W. Cotton (the “Employment Agreement”).  The effective date of Mr. Cotton’s employment pursuant to the Agreement was January 20, 2010.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 99.1.

On February 9, 2010, the Company executed a Separation Agreement with Mr. Norelid effective as of January 20, 2010.  Pursuant to the Separation Agreement the Company and Mr. Norelid’s agreed to terminate his employment agreement as of a mutually agreeable date.  In addition, Mr. Norelid will receive approximately $344,000 in severance payable under the terms of his former employment agreement.

The foregoing description of the terms of Mr. Norelid’s Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 99.2.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by the Company in current report on Form 8-K filed on January 22, 2010, Mr. Geary W. Cotton joined the Company as its Chief Financial Officer effective January 20, 2010. Contemporaneously with Mr. Cotton’s appointment, Jan Norelid, who had served as our Chief Financial Officer and a director since January 2007, stepped down from those positions.

Item 9.01	Exhibits

99.1	Employment Agreement - Geary Cotton
99.2	Separation Agreement - Jan Norelid

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

DATE: February 10, 2010	By:/s/Geary W. Cotton
Geary W. Cotton
Chief Financial Officer